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                Proxy Statement Pursuant To Section 14(a) Of
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                              SPX Corporation
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SPX Corporation issued the following press release on January 6, 2005.

Contact:     Jeremy W. Smeltser (Investors)      [GRAPHIC OMITTED:  SPX LOGO]
             704-752-4478
             E-mail:  investor@spx.com

             Tina Betlejewski (Media)
             704-752-4454
             E-mail: spx@spx.com


       SPX COOLING TECHNOLOGIES AND SERVICES RECEIVES $130 MILLION OF
                               NEW BUSINESS

        ANNOUNCES 3-5% GLOBAL PRICE INCREASE FOR DRY COOLING SYSTEMS


     CHARLOTTE, NC - January 6, 2005 - SPX Corporation (NYSE:SPW) today announced that its Cooling Technologies and Services business has been awarded significant global orders for dry cooling systems with a total value of over $130 million. The new orders include dry cooling systems that will be installed at:

     o    Baode Power Plant in Shanxi province China
     o    Zhenglan Phase II Power Plant in Inner Mongolia province China
     o    Bischoffrode Biomass Incineration Plant in Germany
     o    Samra Power Plant in Jordan
     o    Longshan Power Plant in Hebei province China
     o    Dalate Power Plant in Inner Mongolia province China

     Commenting on today's announcement, Bill Bouchard, President of EMEA and the global dry cooling business for SPX Cooling Technologies and Services said, "Our continued success with the single and multi-row dry cooling systems confirms SPX as a world leader in the dry cooling market. We now have over 600 employees in China and are continuing to gain traction across Asia Pacific. In addition, effective January 1, 2005 we implemented a 3-5% price increase due to the rising material costs and global demand for our dry cooling products."

     SPX Cooling Technologies and Services is a global leader in products and services related to thermal engineering for power plants and industries. With world-renowned brands including Balcke, Hamon Dry Cooling, Marley and Rothemuhle, the company manufactures and markets a wide range of equipment for use in applications including wet cooling, dry cooling, heat exchange, air pollution control and associated services. The company serves its customers through an extensive network of direct sales, distribution partners and service representatives worldwide.

     SPX Corporation is a global provider of technical products and systems, industrial products and services, flow technology, cooling technologies and services, and service solutions. The Internet address for SPX Corporation's home page is www.spx.com.

     Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please refer to our public filings for a discussion of certain important factors that relate to forward-looking statements contained in this press release. The words "believe," "expect," "anticipate," "estimate," "guidance," "target" and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

     SPX Corporation shareholders are strongly advised to read the proxy statement relating to SPX Corporation's 2005 annual meeting of shareholders when it becomes available, as it will contain important information. Shareholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and any other documents filed by SPX Corporation with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, SPX Corporation will mail the proxy statement to each shareholder of record on the record date to be established for the shareholders' meeting. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at SPX Corporation's Internet website at www.spx.com or by writing to Investor Relations, SPX Corporation, 13515 Ballantyne Corporate Place, Charlotte, North Carolina 28277, telephone (704) 752-4400.

     SPX Corporation, its executive officers and directors may be deemed to be participants in the solicitation of proxies for SPX Corporation's 2005 annual meeting of shareholders. Information regarding these participants is contained in a filing under Rule 14a-12 filed by SPX Corporation with the Securities and Exchange Commission on December 9, 2004.


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